Exhibit 99.5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Gary W. Rollins hereby constitutes and appoints Jason Isenberg as the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership of shares of GBS Inc. common stock, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and Form 4 and any and all other documents to be filed with the Securities and Exchange Commission (the “Commission”), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission.

If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted hereby, the undersigned agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

/s/ Gary W. Rollins Gary W. Rollins	5/31/2023 Date